UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2007
IDM PHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19591 (Commission File Number)	33-0245076 (IRS Employer Identification No.)

9 Parker, Suite 100 Irvine, California (Address of principal executive offices)	92618 (Zip Code)
Registrant’s telephone number, including area code (949) 470-4751
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Effective May 1, 2007, IDM Pharma, Inc. (the “Company”) entered into a consulting agreement with John McKearn, Ph.D., a member of the Board of Directors of the Company (the “Board”), pursuant to which Dr. McKearn will provide consulting services to the Company on an interim basis, including advising and consulting with the Company’s management and Board with regard to review of the new drug application for the Company’s lead product candidate, Junovantm, by the Food & Drug Administration and related matters, and other operational matters as requested by the Board of Directors. The term of the consulting agreement is for three months unless earlier terminated by either the Company or Dr. McKearn or extended by agreement of the Company and Dr. McKearn. Dr. McKearn’s compensation under the consulting agreement includes cash compensation of $13,500 per month and a nonstatutory stock option for 75,000 shares that will vest and become exercisable ratably on a monthly basis over a one-year period from the grant date, subject to Dr. McKearn’s continuous service to the Company through the applicable vesting date. The option has an exercise price of $8.61, which is equal to the closing price per share of the Company’s common stock as reported on the NASDAQ Global Market on May 1, 2007. In addition, under the agreement, the Company has made a restricted stock grant to Dr. McKearn of 20,000 shares of the Company’s common stock, which will vest as to 6,667 of the underlying shares on each of May 31, 2007 and June 30, 2007 and as to 6,666 of the underlying shares on July 31, 2007, subject to Dr. McKearn’s continuous service to the Company through the applicable vesting date. The terms of both the stock option grant and the restricted stock grant provide for accelerated vesting in certain circumstances upon a change in control of the Company.
Effective May 2, 2007, the Company entered into an employment agreement with Robert J. De Vaere. Mr. De Vaere’s employment agreement provides that he will serve as the Company’s Senior Vice President and Chief Financial Officer for a minimum annual salary of $300,000 and will be eligible to earn an annual performance-based bonus in a target amount for fiscal year 2007 of up to 40% of his annual base salary. Under the employment agreement, the Company has granted Mr. De Vaere an option to purchase 100,000 shares of the Company’s common stock, effective as of May 2, 2007. The option vests ratably on a daily basis over a four-year period from the grant date, subject to Mr. De Vaere’s continuous employment with the Company through the applicable vesting date. The option has an exercise price of $8.02, which is equal to the closing price per share of the Company’s common stock as reported on the NASDAQ Global Market on May 2, 2007. In addition, under the agreement, effective as of May 2, 2007, the Company has granted Mr. De Vaere the right to receive a restricted stock grant, referred to as an RSU, of 40,000 shares of the Company’s common stock, which will vest as to 20,000 of the underlying shares on May 2, 2008 and as to 20,000 of the underlying shares on May 2, 2009, subject to Mr. De Vaere’s continued employment with the Company.
In the event that the Company terminates Mr. De Vaere’s employment without cause (as “cause” is defined in the employment agreement), or Mr. De Vaere terminates his employment with good reason (as “good reason” is defined in the employment agreement), Mr. De Vaere will be entitled to, subject to the execution by him of an effective waiver and release of claims against the Company:
•	if the termination occurs prior to May 2, 2008:

- severance payments, consisting of his base salary in effect at the time of termination, paid for a period of 6 months;

- reimbursement for a portion of COBRA health insurance premiums for up to 6 months or the until the date he begins full time employment with another entity that provides comparable health insurance coverage; and

- if such termination does not occur in connection with a change in control of the Company, the vesting of the RSU will be accelerated so that 20,000 shares of the RSU will be fully vested.

•	if the termination occurs on or after May 2, 2008:

- severance payments, consisting of his base salary in effect at the time of termination, paid for a period of 12 months; and

- reimbursement for a portion of COBRA health insurance premiums for up to 12 months or the until the date he begins full time employment with another entity that provides comparable health insurance coverage.
Pursuant to Mr. De Vaere’s employment agreement, in the event that the Company terminates Mr. De Vaere’s employment without cause, or Mr. De Vaere terminates his employment with good reason, in either case within 90 days immediately preceding or 12 months immediately following a change in control (as “change in control” is defined in the employment agreement), Mr. De Vaere will be entitled to, subject to the execution by him of an effective waiver and release of claims against the Company:
•	if the termination occurs prior to May 2, 2008, the vesting of the RSU and his stock option will be accelerated so that 50% of the then unvested shares subject to each of the RSU and the option will be vested effective upon such termination.

•	if the termination occurs on or after May 2, 2008, the vesting of the RSU and his stock option will be accelerated so that the RSU and the option will be fully vested effective upon such termination.
As permitted by Delaware law, the Company expects to enter into an indemnity agreement with Mr. De Vaere in connection with his appointment as Senior Vice President and Chief Financial Officer.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Robert J. De Vaere, age 49, was appointed the Company’s Senior Vice President and Chief Financial Officer effective as of May 2, 2007. From August 2006 through April 2007, Mr. De Vaere served as Chief Financial Officer for Nexa Orthopedics, Inc. a medical device company, which was acquired by Tornier. Mr. De Vaere served as the Company’s Vice President, Finance and Chief Financial Officer from May 2000 to March 2006 and was the Company’s Vice President, Finance and Administration from December 2001 to March 2006. Prior to joining the Company in May 2000, Mr. De Vaere was with Vista Medical Technologies, Inc., a medical device company, from January 1996 to May 2000, where he served as Vice President of Finance and Administration and Chief Financial Officer. Prior to his employment with Vista, he was Director of Finance and Business Management for Kaiser Electro-Optics from April 1993 to January 1996 and Controller for Kaiser Rollmet, an aerospace company, from January 1991 to April 1993. In 1980, Mr. De Vaere received a Bachelor of Science from the University of California, Los Angeles.
During 2006, Mr. De Vaere received compensation and severance payments from the Company in connection with his prior employment with the Company and consulting services. Further details with respect to such payments are set forth in the “Executive Compensation” section of the Company’s definitive proxy statement, filed with the U.S. Securities and Exchange Commission on April 2, 2007 and are incorporated by reference herein.
The Company entered into an employment agreement with Mr. De Vaere. Reference is made to Item 1.01 of this report.
A copy of the press release announcing Mr. De Vaere’s appointment as Senior Vice President and Chief Financial Officer of the Company is attached as Exhibit 99.1 to this Current Report.
In connection with the Company entering into a consulting agreement with Dr. McKearn, as referenced in Item 1.01 of this report, and the compensation the Company will pay Dr. McKearn under that agreement, the Board has determined that Dr. McKearn will no longer be an independent director. Accordingly, effective as of May 1, 2007, Dr. McKearn has resigned from each of the Audit Committee and Compensation Committee of the Board and, effective as of the same date, the Board has appointed Robert Beck, M.D., who meets the requirements to be a member of the Audit Committee under applicable rules, to replace Dr. McKearn on the Audit Committee and

Michael G. Grey, who meets the requirements to be a member of the Compensation Committee under applicable rules, to replace Dr. McKearn on the Compensation Committee and as the Chairman of the Compensation Committee. Each of Dr. Beck and Mr. Grey are current members of the Board and are independent directors under applicable listing standards. A majority of the members of the Board are independent.
Item 8.01. Other Events.
Description of Capital Stock
     General
The Company is authorized to issue 55,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share.
     Common Stock
As of April 30, 2007, there were 17,956,904 shares of common stock outstanding that were held by record of approximately 270 stockholders. The holders of common stock are entitled to one vote per share on all matters to be voted on by the stockholders and there is no cumulative voting. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefor. In the event of the Company’s liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive, conversion, subscription or other rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessible. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that the Company may designate in the future.
     Preferred Stock
As of April 30, 2007, no shares of preferred stock were issued or outstanding. Under the Company’s amended and restated certificate of incorporation, as amended, the Board has the authority, without further action by stockholders, to issue up to 10,000,000 shares of preferred stock, of which 250,000 shares of Series A Junior Participating preferred stock, 859,666 shares of Series S preferred stock and 549,622 shares of Series S-1 preferred stock have been authorized, in one or more series and to fix or alter the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon any wholly unissued series of preferred stock, and to establish from time to time the number of shares constituting any such series of preferred stock, and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. The issuance of additional shares of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that such holders will receive dividend payments and payment upon liquidation. Such issuance could also have the effect of decreasing the market price of the Company’s common stock. The issuance of preferred stock could also have the effect of delaying, deterring or preventing a change in control. The Company has no present plans to issue any additional shares of preferred stock.
     Listing
The Company’s common stock is currently quoted on the Nasdaq Global Market under the symbol “IDMI.”
     Warrants
As of April 30, 2007, there were outstanding warrants to purchase an aggregate of 782,568 shares of the Company’s common stock at an exercise price of $3,243 per share.

     Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company. The transfer agent and registrar’s address is 59 Maiden Lane, New York, New York 10038.
     Anti-takeover Effects of Provisions of Delaware Law and the Company’s Charter and Bylaws
Delaware Law
The Company is subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:
•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 662/3% of the outstanding voting stock which is not owned by the interested stockholder.
Section 203 defines a business combination to include:
•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.
Amended and Restated Certificate of Incorporation and Bylaws
Provisions of the Company’s amended and restated certificate of incorporation, as amended, and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in our control or change in the Company’s management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests.

Therefore, these provisions could adversely affect the price of the Company’s common stock. Among other things, the Company’s amended and restated certificate of incorporation, as amended, and amended and restated bylaws:
•	permit the Company’s board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate (including the right to approve an acquisition or other change in control);

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;

•	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	provide that a director may be removed from office without cause only with affirmative vote of the holders of at least 66 2/3% of the Company’s common stock;

•	require that any action to be taken by the Company’s stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;

•	provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice;

•	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose); and

•	provide that special meetings of the Company’s stockholders may be called only by the chairman of the board, our chief executive officer or by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors.
The amendment of any of these provisions generally would require approval by the holders of at least 66 2/3% of the Company’s then outstanding common stock.
The Company’s certificate of incorporation contains a provision (the “Fair Price Provision”) that requires the approval of the holders of 66 2/3% of the Company’s voting stock as a condition to a merger or certain other business transactions with, or proposed by, a holder of 15% or more of the Company’s voting stock (an “Interested Stockholder”), except in cases where the Continuing Directors approve the transaction or certain minimum price criteria and other procedural requirements are met. A “Continuing Director” is a director originally elected upon incorporation of the Company or a director who is not an Interested Stockholder or affiliated with an Interested Stockholder or whose nomination or election to the board of directors is required or approved by a majority of the Continuing Directors. The minimum price criteria generally require that, in a transaction in which stockholders are to receive payments, holders of common stock must receive a value equal to the highest of (i) the highest price paid by the Interested Stockholder for common stock during the prior two years, (ii) the price paid in any transaction in which the Interested Stockholder became an Interested Stockholder, and (iii) the fair market value of the shares on the date the business combination is announced, and that such payment be made in cash or in the type of consideration paid by the Interested Stockholder for the greatest portion of its shares. The Company’s board of directors believes that the Fair Price Provision helps to assure that all of the Company’s stockholders will be treated similarly if certain kinds of business combinations are effected. However, the Fair Price Provision may make it more difficult to accomplish certain transactions that are opposed to the incumbent board of directors and that could be beneficial to stockholders.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press release dated May 4, 2007 announcing Mr. De Vaere’s appointment as Senior Vice President and Chief Financial Officer.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDM PHARMA, INC.
Date: May 4, 2007	By:	/s/ Jean-Loup Romet-Lemonne
Jean-Loup Romet-Lemonne, M.D.
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated May 4, 2007 announcing Mr. De Vaere’s appointment as Senior Vice President and Chief Financial Officer.